70 Maxess Road ● Melville, NY 11747
631-396-5000 ● Fax: 631-396-5060

FOR IMMEDIATE RELEASE

Nu Horizons Electronics Corp. and Subsidiary Receive Subpoenas
Regarding Vitesse Semiconductor Corp.

MELVILLE, N.Y., April 16, 2007 --- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of electronic components, announced today that both Nu Horizons and its wholly-owned subsidiary Titan Logistics Corp. received subpoenas from the Securities and Exchange Commission (SEC) on April 13, 2007 requiring them to produce documents related to their business relationship with Vitesse Semiconductor Corp. Nu Horizons and Titan act as distributors of Vitesse products. Nu Horizons and Titan are cooperating fully with the SEC.

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 49 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com

Company Contact:
Kurt Freudenberg, Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

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